UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): September 15, 2015

Balchem Corporation
(Exact name of registrant as specified in its charter)

Maryland	1-13648	13-257-8432
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

New Hampton, NY 10958
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (845) 326-5600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers

On September 15, 2015, the Board of Directors (the “Board”) of Balchem Corporation (the “Company”) appointed Matthew D. Wineinger, as a director to fill the Board seat created as described in Item 5.03 below. Mr. Wineinger will be a Class 1 director, with a term expiring at the Company’s 2016 annual meeting of the stockholders, and will also serve on the Corporate Governance & Nominating Committee of the Board.  Mr. Wineinger is the President of United Sugars Corporation, a leading marketer of sugar. For more than five years before joining United Sugars in 2015, Wineinger served as President of Bulk Ingredients and President Food and Industrial Ingredients for Tate & Lyle PLC.

On September 18, 2015, the Company issued a press release announcing the appointment Mr. Wineinger as a director.  A copy of the press release is attached hereto as Exhibit 99.1 and incorporated by reference herein.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

(a)	Amendment to Bylaws:

On September 15, 2015, the Company’s Bylaws were amended and restated in the form filed with this report as Exhibit 3.2, which is incorporated by reference herein. The changes made in the bylaws were in Article III, Section 2 to increase the number of directors from seven to eight.

Item 9.01	Financial Statements and Exhibits

(c)	Exhibits

99.1	Press Release issued by Balchem Corporation on September 18, 2015.

3.2	By-Laws of Balchem Corporation as amended and restated as of September 15, 2015.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BALCHEM CORPORATION

By:/s/ Matthew D. Houston
Matthew D. Houston, General Counsel and Secretary

Dated: September 18, 2015

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release issued by Balchem Corporation on September 18, 2015.

3.2	By-Laws of Balchem Corporation as amended and restated as of September 15, 2105.